Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,159,470)
Unrealized Gain (Loss) on Market Value of Futures	(220,700)
Dividend Income	990
Interest Income	466
ETF Transaction Fees	1,750
Total Income (Loss)	$(1,376,964)

Expenses
General Partner Management Fees	$32,244
Brokerage Commissions	2,804
Prepaid Insurance Expense	424
Non-interested Directors' Fees and Expenses	411
Other Expenses	12,183
Total Expenses	48,066
Expense Waiver	(5,591)
Net Expenses	$42,475
Net Income (Loss)	$(1,419,439)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/12	$56,839,682
Additions (50,000 Units)	4,125,254
Withdrawals (200,000 Units)	(16,077,280)
Net Income (Loss)	(1,419,439)

Net Asset Value End of Month	$43,468,217
Net Asset Value Per Unit (550,000 Units)	$79.03

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612